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EX-99.906 CERT.

                                 CMG FUND TRUST

I, Jeff B. Curtis, certify that:

1. The Form N-CSR (the "Report") of CMG Fund Trust (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 24, 2003              /s/ Jeff B. Curtis
                                 ---------------------------------------------
                                 Jeff B. Curtis, President

I, J. Kevin Connaughton, certify that:

1. The Form N-CSR (the "Report") of CMG Fund Trust (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 24, 2003              /s/ J. Kevin Connaughton
                                 ---------------------------------------------
                                 J. Kevin Connaughton, Chief Financial Officer